Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2007

Fourth Quarter and Full-Year Financial Results

NEW YORK, NY – February 6, 2008 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the fourth quarter and full-year ended December 31, 2007.

2007 Fourth Quarter Summary

•	Revenue of $290.5 million, an increase of 1.4 percent from $286.4 million for the fourth quarter of 2006

•	Gross margin of $130.0 million, or 44.7 percent of revenue, up 10.1 percent from $118.1 million, or 41.2 percent of revenue for the same period last year

•	Adjusted EBITDA of $13.5 million, or 4.6 percent of revenue, up 14.4 percent from $11.8 million for the fourth quarter of 2006

•	EBITDA of $12.9 million, or 4.4 percent of revenue, up 75.9 percent from $7.3 million for the same period last year

•

Net income from continuing operations of $4.6 million, or $0.18 per basic and diluted share, compared with net income of $1.2 million, or $0.05 per basic and diluted share, for the fourth quarter of 2006

•	Net income of $12.0 million, or $0.47 per basic and $0.46 per diluted share, compared with net income of $22.8 million, or $0.93 per basic and $0.90 per diluted share, for the fourth quarter of 2006

2007 Full-Year Summary

•	Revenue of $1.18 billion, an increase of 1.8 percent from $1.16 billion for 2006

•	Gross margin of $507.9 million, or 43.1 percent of revenue, an increase of 10.6 percent from $459.3 million, or 39.7 percent of revenue for 2006

•	Adjusted EBITDA of $41.5 million, or 3.5 percent of revenue, an increase of 76.6 percent from $23.5 million, or 2.0 percent of revenue, for 2006

•	EBITDA of $32.6 million, or 2.8 percent of revenue, an increase of 111.3 percent from $15.4 million, or 1.3 percent of revenue for 2006

•	Net income from continuing operations of $4.9 million, or $0.19 per basic and diluted share, compared with a net loss of ($8.2) million, or ($0.33) per basic and diluted share, for 2006

•	Net income of $15.0 million, or $0.59 per basic and $0.58 diluted share, compared with net income of $20.4 million, or $0.83 per basic and diluted share, for 2006

“Our fourth quarter and full-year results demonstrate the value of our geographic diversity and depth of specialization,” said Jon Chait, Hudson Highland Group chairman and chief executive officer. “Our international operations delivered an adjusted EBITDA margin greater than seven percent, which is in our long-term target range. With this week’s Energy and Engineering business sale, we have completed our non-core divestitures and are focused globally on specialized high-margin business segments with strong growth potential. We believe Hudson is well positioned today regardless of what the economy may bring.”

Mary Jane Raymond, executive vice president and chief financial officer, added, “We expect earnings improvement in 2008 as a result of our stronger core focus, process re-engineering in North America and continued strength of our international operations. Additionally, strong cash flow in the fourth quarter and transaction proceeds provide financial flexibility for investments.”

Sale of Energy and Engineering Business

On February 4, 2008, the company announced it had completed the asset sale of its energy and engineering staffing businesses to System One Holdings LLC. The company received approximately $11 million in cash, subject to post-closing adjustment; a five-year $5 million seller note; and a warrant exercisable for 10 percent of the equity of System One. Hudson Highland Group also has the right to receive an additional $600,000 in cash upon resolution of certain liabilities, and has retained $3.6 million of receivables of the business. The company will treat the business as a discontinued operation effective December 31, 2007.

Sale of Netherlands Reintegration Business

On December 20, 2007, the company announced it had completed the sale of its Dutch Reintegration subsidiary, Hudson Human Capital Solutions B.V. to Workx! Holding B.V. The company recorded a gain on the sale of approximately $5.0 million, including $7.4 million in accumulated foreign currency translation gains. As of December 1, 2007, the business was considered a discontinued operation.

Share Repurchase Program

On February 4, 2008, the company announced that its board of directors authorized the repurchase of up to $15 million of the company’s common stock. The company intends to make purchases from time to time as market conditions warrant.

Guidance

The company currently expects first quarter 2008 revenue of $285 - $300 million at prevailing exchange rates and adjusted EBITDA of $2 - $5 million, excluding the impact of any restructuring, acquisitions or divestitures. This compares with revenue of $288.1 million and adjusted EBITDA of $4.5 million in the first quarter of 2007.

During 2008, the company intends to streamline its support operations to match its narrowed focus on specialization. Although the company has not committed to take any such actions, the company expects to have $5 - $7 million of restructuring actions through this year, including $1 - $3 million in the first quarter.

Additional Information

Please find additional information about the company’s quarterly results in the shareholder letter in the investor information section of the company’s website at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Thursday, February 7, 2008 at 9:00 AM ET to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 32241194 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 32241194. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hudson.com.

The archived call will be available for one week by dialing 1-800-642-1687 followed by the participant passcode 32241194. For those outside the United States, the call will be available on 1-706-645-9291 followed by the participant passcode 32241194.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as ”anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue; the ability of clients to terminate their relationship with the company at any time; the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-strategic assets; the company's reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility; and the company’s ability to maintain effective internal control over financial reporting. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006 (1)	2007 (1)	2006 (1)
Revenue	$290,484	$286,421	$1,179,075	$1,157,874
Direct costs	160,500	168,355	671,162	698,619

Gross margin	129,984	118,066	507,913	459,255
Operating expenses:
Selling, general and administrative	116,511	106,289	466,413	435,754
Acquisition-related expenses	837	858	5,299	1,687
Depreciation and amortization	3,532	8,117	14,624	19,803
Business reorganization expenses (recoveries)	(276)	3,297	4,362	6,015
Merger and integration expenses (recoveries)	8	287	(787)	362

Total operating expenses	120,612	118,848	489,911	463,621

Operating income (loss)	9,372	(782)	18,002	(4,366)
Other income (expense):
Interest, net	195	173	700	(1,634)
Other, net	(242)	(223)	3,445	1,584

Income (loss) from continuing operations before income taxes	9,325	(832)	22,147	(4,416)
Provision (benefit) for income taxes	4,762	(2,011)	17,240	3,771

Income (loss) from continuing operations	4,563	1,179	4,907	(8,187)
Income from discontinued operations, net of income taxes	7,402	21,666	10,074	28,615

Net income	$11,965	$22,845	$14,981	$20,428

Basic income (loss) per share:
Income (loss) from continuing operations	$0.18	$0.05	$0.19	$(0.33)
Income from discontinued operations	0.29	0.88	0.40	1.16

Net income	$0.47	$0.93	$0.59	$0.83

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.18	$0.05	$0.19	$(0.33)
Income from discontinued operations	0.28	0.85	0.39	1.16

Net income	$0.46	$0.90	$0.58	$0.83

Weighted average shares outstanding
Basic	25,479,000	24,668,000	25,274,000	24,471,000
Diluted	25,781,000	25,346,000	25,914,000	24,471,000

(1)	Note – 2007 and 2006 financial statements have been adjusted to reflect the sales of businesses as discontinued operations and the restatement filed on Form 8-K on February 4, 2008.

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2007 (1)	December 31, 2006 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,245	$44,649
Accounts receivable, net	189,072	199,583
Prepaid and other	18,493	16,609
Current assets from discontinued operations	12,265	19,266

Total current assets	259,075	280,107
Intangibles, net	78,235	38,916
Property and equipment, net	29,470	27,276
Other assets	7,214	4,560
Non-current assets of discontinued operations	212	1,323

Total assets	$374,206	$352,182

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,237	$21,274
Accrued expenses and other current liabilities	120,842	125,561
Credit facility and current portion of long-term debt	243	238
Accrued business reorganization expenses	3,490	5,077
Accrued merger and integration expenses	314	837
Current liabilities from discontinued operations	6,300	14,302

Total current liabilities	152,426	167,289
Other non-current liabilities	18,648	8,204
Accrued business reorganization expenses, non-current	2,689	3,409
Accrued merger and integration expenses, non-current	327	1,721
Long-term debt, less current portion	1	235

Total liabilities	174,091	180,858
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; issued: 25,690,631 and 24,957,732 shares, respectively	26	25
Additional paid-in capital	444,075	427,645
Accumulated deficit	(288,587)	(300,031)
Accumulated other comprehensive income—translation adjustments	44,946	43,915
Treasury stock, 24,680 shares	(345)	(230)

Total stockholders’ equity	200,115	171,324

	$374,206	$352,182

(1)	Note – 2007 and 2006 financial statements have been adjusted to reflect the sale of businesses as discontinued operations and the restatement filed on Form 8-K on February 4, 2008.

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended December 31, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$68,482	$115,203	$106,799	$—	$290,484

Gross margin	$21,041	$60,386	$48,557	$—	$129,984

Adjusted EBITDA (2)	$1,207	$10,512	$8,736	$(6,982)	$13,473
Acquisition-related expenses	—	837	—	—	837
Business reorganization (recoveries)	(118)	—	(34)	(124)	(276)
Merger and integration expenses	2	—	—	6	8

EBITDA (2)	1,323	9,675	8,770	(6,864)	12,904
Depreciation and amortization	1,069	1,381	1,037	45	3,532

Operating income (loss)	$254	$8,294	$7,733	$(6,909)	$9,372

For the Three Months Ended December 31, 2006 (1)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$74,295	$114,603	$97,523	$—	$286,421

Gross margin	$24,397	$54,325	$39,344	$—	$118,066

Adjusted EBITDA (2)	$2,338	$7,627	$7,358	$(5,546)	$11,777
Acquisition-related expenses	—	858	—	—	858
Business reorganization expenses	323	2,162	666	146	3,297
Merger and integration expenses (recoveries)	325	—	(38)	—	287

EBITDA (2)	1,690	4,607	6,730	(5,692)	7,335
Depreciation and amortization	2,480	1,832	879	2,926	8,117

Operating income (loss)	$(790)	$2,775	$5,851	$(8,618)	$(782)

(1)	Note – 2006 financial statements have been adjusted to reflect the sale of businesses as discontinued operations and the restatement filed on Form 8-K on February 4, 2008.
(2)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies. Amortization for 2006 includes accelerated amortization expense related to changes in estimates and valuations.

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Year Ended December 31, 2007 (1)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$291,525	$472,407	$415,143	$—	$1,179,075

Gross margin	$87,494	$239,559	$180,860	$—	$507,913

Adjusted EBITDA (2)	$(114)	$34,716	$33,428	$(26,530)	$41,500
Acquisition-related expenses	3,551	1,748	—	—	5,299
Business reorganization expenses (recoveries)	541	2,438	(15)	1,398	4,362
Merger and integration (recoveries)	(50)	—	—	(737)	(787)

EBITDA (2)	(4,156)	30,530	33,443	(27,191)	32,626
Depreciation and amortization	4,354	6,059	3,937	274	14,624

Operating income (loss)	$(8,510)	$24,471	$29,506	$(27,465)	$18,002

For the Year Ended December 31, 2006 (1)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$306,732	$458,815	$392,327	$—	$1,157,874

Gross margin	$91,461	$208,966	$158,828	$—	$459,255

Adjusted EBITDA (2)	$(5,396)	$25,797	$30,801	$(27,701)	$23,501
Acquisition-related expenses	—	1,687	—	—	1,687
Business reorganization expenses	1,764	2,684	874	693	6,015
Merger and integration expenses (recoveries)	399	1	(38)	—	362

EBITDA (2)	(7,559)	21,425	29,965	(28,394)	15,437
Depreciation and amortization	6,343	6,871	3,171	3,418	19,803

Operating income (loss)	$(13,902)	$14,554	$26,794	$(31,812)	$(4,366)

(1)	Note – 2007 and 2006 financial statements have been adjusted to reflect the sale of businesses as discontinued operations and the restatement filed on Form 8-K on February 4, 2008.
(2)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies. Amortization for 2006 includes accelerated amortization expense related to changes in estimates and valuations.

HUDSON HIGHLAND GROUP, INC.

RECONCILIATION FOR CONSTANT CURRENCY

(in thousands)

(unaudited)

The company defines the term “constant currency” to mean that financial data for a period are translated into U.S. Dollars using the same foreign currency exchange rates that were used to translate financial data for the previously reported period. Changes in revenues, direct costs, gross margin and selling, general and administrative expenses include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends.

The company believes that these calculations are a useful measure, indicating the actual change in operations. Earnings from subsidiaries are rarely repatriated to the United States, and there are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings and not the company’s economic condition.

	Quarter Ended December 31,
	2007			2006 (1)
	As Reported	Currency Translation	Constant Currency	As Reported
Revenue:
Hudson Americas	$68,482	$(165)	$68,317	$74,295
Hudson Europe	115,203	(9,171)	106,032	114,603
Hudson Asia Pacific	106,799	(12,760)	94,039	97,523

Total	290,484	(22,096)	268,388	286,421
Direct costs:
Hudson Americas	47,441	(46)	47,395	49,898
Hudson Europe	54,817	(4,000)	50,817	60,278
Hudson Asia Pacific	58,242	(7,557)	50,685	58,179

Total	160,500	(11,603)	148,897	168,355
Gross margin:
Hudson Americas	21,041	(119)	20,922	24,397
Hudson Europe	60,386	(5,171)	55,215	54,325
Hudson Asia Pacific	48,557	(5,203)	43,354	39,344

Total	$129,984	$(10,493)	$119,491	$118,066

Selling, general and administrative (2)
Hudson Americas	$20,903	$(135)	$20,768	$24,539
Hudson Europe	52,092	(4,469)	47,623	49,388
Hudson Asia Pacific	40,858	(4,493)	36,365	32,865
Corporate	7,027	—	7,027	8,472

Total	$120,880	$(9,097)	$111,783	$115,264

(1)	Note –2006 financial statements have been adjusted to reflect the sale of business segments as discontinued operations.
(2)	Selling, general and administrative expenses include depreciation and amortization and acquisition related expenses. Amortization for 2006 includes accelerated amortization expense related to changes in estimates and valuations.

HUDSON HIGHLAND GROUP, INC.

RECONCILIATION FOR CONSTANT CURRENCY

(in thousands)

(unaudited)

	Year Ended December 31,
	2007 (1)			2006 (1)
	As Reported	Currency Translation	Constant Currency	As Reported
Revenue
Hudson Americas	$291,525	$(239)	$291,286	$306,732
Hudson Europe	472,407	(38,382)	434,025	458,815
Hudson Asia Pacific	415,143	(40,251)	374,892	392,327

Total	1,179,075	(78,872)	1,100,203	1,157,874
Direct costs:
Hudson Americas	204,031	(61)	203,970	215,271
Hudson Europe	232,848	(18,871)	213,977	249,849
Hudson Asia Pacific	234,283	(24,405)	209,878	233,499

Total	671,162	(43,337)	627,825	698,619
Gross margin:
Hudson Americas	87,494	(178)	87,316	91,461
Hudson Europe	239,559	(19,511)	220,048	208,966
Hudson Asia Pacific	180,860	(15,846)	165,014	158,828

Total	$507,913	$(35,535)	$472,378	$459,255

Selling, general and administrative (2)
Hudson Americas	$95,513	$(198)	$95,315	$103,200
Hudson Europe	212,650	(17,386)	195,264	191,727
Hudson Asia Pacific	151,369	(13,018)	138,351	131,198
Corporate	26,804	—	26,804	31,119

Total	$486,336	$(30,602)	$455,734	$457,244

(1)	Note – 2007 and 2006 financial statements have been adjusted to reflect the sale of business segments as discontinued operations.
(2)	Selling, general and administrative expenses include depreciation and amortization and acquisition related expenses. Amortization for 2006 includes accelerated amortization expense related to changes in estimates and valuations.